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                                                                    EXHIBIT 10.3


                           FORM OF CHANGE-OF-CONTROL
                         EMPLOYMENT SECURITY AGREEMENT
                         -----------------------------

          AGREEMENT, by and between Monsanto Company, a Delaware corporation (the "Company"), and ___________ (the "Executive"), dated as of the 23rd day of August, 2000 (this "Agreement").

          The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control that ensure that the compensation and benefits expectations of the Executive will be satisfied and that are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Effect of Agreement. (a) Unless and until there occurs, during the Term
        -------------------
of this Agreement, either a Change of Control or a termination of the Executive's employment in anticipation of a Change of Control as contemplated by
Section 3(d), (1) Sections 2, 3 and 4 of this Agreement shall have no effect and shall not give rise to any rights of the Executive, (2) the Executive's employment shall be "at will," except as may be otherwise provided in any Employment Agreement, and (3) upon any termination of the Executive's employment, the Executive shall have no further rights under this Agreement.

     (b) From and after the first date during the Term of this Agreement on which a Change of Control occurs, this Agreement shall supersede any Employment Agreements, but shall have no effect on any Other Agreement or Other Plan, except as specifically provided in Section 5; provided, that [provide for covenants in employment agreements to survive].

     2.  Terms of Employment. This Section 2 sets forth the terms and conditions
         -------------------
on which the Company agrees to employ the Executive during the period (the "Protected Period") beginning on the first day during the Term of this Agreement on which a Change of Control occurs and ending on the third anniversary of that date, or such earlier date as the Executive's employment terminates as contemplated by Section 3.

     (a) Position and Duties. (1) During the Protected Period, (A) the
         -------------------
Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned to the Executive at any time during the 120-day period immediately preceding the date of the Change of Control, and (B) the Executive's services shall be performed at the office where the Executive was employed immediately preceding the date of the Change of Control or any office or location less than 35 miles from such office, unless the
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Executive is on international assignment on the date of the Change of Control and is relocated as a result of the Executive's being repatriated pursuant to the terms of the Executive's international assignment agreement as in effect before the date of the Change of Control.

     (2) During the Protected Period, the Executive agrees to devote reasonable attention and time during normal business hours (except when on authorized vacation, holidays or sick leave) to the business and affairs of the Company, and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities; provided, that the Executive may (A) serve on corporate, civic or charitable boards and committees, (B) deliver lectures, fulfill speaking engagements and teach at educational institutions, and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement; and provided, further, that to the extent that any such activities have been conducted by the Executive before the date of the Change of Control, the continued conduct of such activities or other activities similar in nature and scope thereto after the date of the Change of Control shall not be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     (b) Compensation. (1) Base Salary. During the Protected Period, the
         ------------      -----------
Executive shall receive a base salary (the "Base Salary"), the annual amount of which (the "Annual Base Salary Amount") shall be at least equal to 12 times the highest monthly base salary paid or payable, including any base salary that has been earned but deferred, to the Executive by the Company and the Affiliated Companies for the 12-month period immediately preceding the date of the Change of Control. The Base Salary shall be paid at such intervals as the Company pays executive salaries generally. During the Protected Period, the Annual Base Salary Amount shall be reviewed for possible increase at least annually, beginning no more than 12 months after the last such annual review prior to the date of the Change of Control. Any increase in the Annual Base Salary Amount shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Annual Base Salary Amount shall not be reduced after any such increase and the term "Annual Base Salary Amount" shall refer to Annual Base Salary Amount as so increased.

     (2) Bonuses. In addition to the Base Salary, the Executive shall be awarded
         -------
the following bonuses and incentive compensation. For each fiscal year ending during the Protected Period, the Executive shall be awarded an annual bonus in cash (the "Annual Bonus") at least equal to the Average Pre-Change-of-Control Annual Bonus, which shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus pursuant to any Other Plan that may permit such deferral. In addition, during the Protected Period, the Executive shall be entitled to participate in all long-term, stock-based and other incentive plans, practices, policies and programs generally applicable to peer executives of the Company and the Affiliated Companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities less favorable, in the aggregate, than the most favorable of those provided by the Company and the Affiliated Companies to the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the date of the Change of Control, or, if more favorable to

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the Executive, those generally provided at any time after the date of the Change of Control to peer executives of the Company and the Affiliated Companies.

     (3) Savings and Retirement Plans. During the Protected Period, the
         ----------------------------
shall be entitled to participate in all savings and retirement plans, practices, policies and programs generally applicable to peer executives of the Company and the Affiliated Companies, but in no event shall such plans, practices, policies and programs provide the Executive with savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and the Affiliated Companies to the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the date of the Change of Control, or, if more favorable to the Executive, those generally provided at any time after the date of the Change of Control to peer executives of the Company and the Affiliated Companies. Without limiting the generality of the foregoing, the Company and the Affiliated Companies shall continue to honor any Individual SERP[, including without limitation the SERP Letter].

     (4) Welfare Benefit Plans. During the Protected Period, the Executive
         ---------------------
and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and the Affiliated Companies (including without limitation medical, prescription drug, dental, vision, disability, life insurance, accidental death and dismemberment, and travel accident insurance plans and programs) to the extent generally applicable to peer executives of the Company and the Affiliated Companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits that are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the date of the Change of Control, or, if more favorable to the Executive, those generally provided at any time after the date of the Change of Control to peer executives of the Company and the Affiliated Companies.

     (5) Expenses. During the Protected Period, the Executive shall be entitled
         --------
to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and the Affiliated Companies in effect for the Executive at any time during the 120-day period immediately preceding the date of the Change of Control, or, if more favorable to the Executive, as in effect generally at any time after the date of the Change of Control with respect to peer executives of the Company and the Affiliated Companies.

     (6) Fringe Benefits. During the Protected Period, the Executive shall be
         ---------------
entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and the Affiliated Companies in effect for the Executive at any time during the 120-day period immediately preceding the date of the Change of Control, or, if more favorable to the Executive, as in effect generally at any time after the date of the Change of Control with respect to peer executives of the Company and the Affiliated Companies.

     (7) Office and Support Staff. During the Protected Period, the Executive
         ------------------------
be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to

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the Executive by the Company and the Affiliated Companies at any time during the
120-day period immediately preceding the date of the Change of Control, or, if more favorable to the Executive, as provided generally at any time after the date of the Change of Control with respect to peer executives of the Company and the Affiliated Companies.

     (8) Vacation. During the Protected Period, the Executive shall be entitled
         --------
to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and the Affiliated Companies as in effect for the Executive at any time during the 120-day period immediately preceding the date of the Change of Control, or, if more favorable to the Executive, as in effect generally at any time after the date of the Change of Control with respect to peer executives of the Company and the Affiliated Companies.

     3. Termination of Employment. (a) Death or Disability. The Executive's
        -------------------------      -------------------
employment shall terminate automatically if the Executive dies during the Protected Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Protected Period, it may give to the Executive written notice in accordance with Section 10(b) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that the Executive shall not have returned to full-time performance of the Executive's duties before such day.

     (b) By the Company. The Company may terminate the Executive's employment
         --------------
during the Protected Period for Cause or without Cause. The termination of the Executive's employment shall not be deemed to be for Cause, unless and until (1) the Executive has been given the opportunity, on reasonable advance notice, to be heard before the Board, together with counsel to the Executive, and (2) there shall have been delivered to the Executive a copy of a resolution thereafter duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (excluding the Executive, if the Executive is a member of the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of conduct constituting Cause, and specifying the particulars thereof in detail.

       (c) By the Executive. The Executive may terminate employment during the
           ----------------
Protected Period for Good Reason or without Good Reason. The Executive's mental or physical incapacity following the occurrence of an event described in clauses
(a) through (e) of the definition of Good Reason shall not affect the Executive's ability to terminate employment for Good Reason.

       (d) Termination In Anticipation of a Change of Control. Anything in this
           --------------------------------------------------
Agreement to the contrary notwithstanding, if (1) a Change of Control occurs,
(2) the Executive's employment with the Company is terminated by the Company before the Change of Control occurs in a manner and under circumstances that would be considered a termination by the Company without Cause if it had occurred during the Protected Period, and (3) it is reasonably demonstrated by the Executive that such termination of employment was at the request of a third party that had taken steps reasonably calculated to effect the Change of Control or otherwise arose in connection with or in anticipation of the Change of Control, then such termination shall be treated for all purposes of this Agreement as a termination by the Company without Cause during the Protected Period.

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       (e) Notice of Termination. Any termination of the Executive's employment
           ---------------------
by the Company or the Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder, or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing their respective rights hereunder.

       4. Obligations of the Company upon Termination. (a) Other than for Cause,
          -------------------------------------------      --------------------
Death or Disability; Good Reason. If, during the Protected Period, the Company
--------------------------------
terminates the Executive's employment other than for Cause or Disability or the Executive terminates employment for Good Reason and the Executive executes a release substantially in the form attached hereto as Exhibit A (a "Release"):

       (1) the Company shall pay to the Executive, in a lump sum in cash within 30 days after the Date of Termination, or if later, within 5 days after the Executive executes the Release, the aggregate of the following amounts:

              (A) the sum of the following amounts, to the extent not previously paid to the Executive (the "Accrued Obligations"): (i) the Base Salary through the Date of Termination; (ii) a pro rata portion of the Annual Bonus for the year in which the Date of Termination occurs, computed as the product of (x) the Severance Annual Bonus Amount, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and
       (iii) any accrued pay in lieu of unused vacation; and

              (B) the product of (i) [three] [two] and (ii) the sum of (x) the Annual Base Salary Amount, (y) the Severance Annual Bonus Amount, and (z) the amount of the employer matching contributions made or credited to the Executive's accounts in the Savings Plans for the most recent plan year that ended before the date of the Change of Control or, if higher, for the most recent plan year that ended after the date of the Change of Control (in either case annualized to the extent such plan year consisted of less than 12 months and/or the Executive was not eligible to participate in such Savings Plan for the full plan year); and

              (C) an amount equal to the excess of (i) the aggregate benefit under the Retirement Plan, the SERP and any Individual SERP that the Executive would have accrued (whether or not vested) if the Executive's employment had continued for the Severance Period, based on the assumption that the Executive's compensation during the Severance Period was that required by Sections 2(b)(1) and 2(b)(2), over (ii) the actual vested benefit, if any, of the Executive under the Retirement Plan, the SERP and any Individual SERP, in each case, determined as a single lump sum benefit amount as of the Date of Termination, on an actuarial present value basis, using actuarial assumptions no less favorable to the Executive than the most favorable of those in effect for purposes of computing benefit enti-

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       tlements under the Retirement Plan and the SERP at any time from the day before the date of the Change of Control;

       (2) for the Severance Period, the Company shall continue Specified Welfare Benefits to the Executive and/or the Executive's family; provided, that if the Executive becomes reemployed with another employer and is eligible to receive medical, dental, prescription drug and vision benefits under another employer-provided plan during the Severance Period, the comparable Specified Welfare Benefits shall be secondary to those provided under such other plan while the Executive is so eligible;

       (3) for purposes of determining the Executive's eligibility for Retiree Welfare Benefits, the Executive shall be considered to have remained employed until the end of the Severance Period and to have retired on the last day of such period, and, if the Executive has reached age 50 as of the Date of Termination, then the Executive shall be fully vested in, and shall be entitled to receive, beginning at the end of the Severance Period, lifetime retiree medical benefits at least as favorable as those to which the Executive would have been entitled if the Executive had retired with full eligibility for the Retiree Welfare Benefits in effect as of the date of the Change of Control;

       (4) the Company shall provide the Executive with outplacement services, in accordance with its normal practice for its most senior executives, as in effect before the date of the Change of Control, from the outplacement firm or firms with which the Company has contracted as of the Date of Termination or thereafter; [provided, that the cost to the Company shall not exceed __% of the Annual Base Salary]; and

       (5) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any Other Benefits.

Notwithstanding the foregoing: (i) if the Company determines that it is not possible to provide any of the Specified Welfare Benefits or Retiree Welfare Benefits as required above through plans sponsored by the Company and the Affiliated Companies under the terms thereof, or that providing any of the Specified Welfare Benefits or Retiree Welfare Benefits through such plans would have adverse tax consequences for the Executive, then the Company shall provide such Specified Welfare Benefits or Retiree Welfare Benefits in a manner that keeps the Executive in the same position, on an After-Tax basis, as if the Executive had remained employed by the Company during the Severance Period; provided, that if it is not reasonably practicable to so provide such Specified Welfare Benefits or Retiree Welfare Benefits, then the Company shall, instead, make a cash payment that is equal, on an After-Tax basis, to the value of such Specified Welfare Benefits or Retiree Welfare Benefits; and (ii) any disability benefits to which the Executive might otherwise become entitled pursuant to any of the Specified Welfare Benefits shall begin at the conclusion of the Severance Period.

       (b) Death. If the Executive's employment is terminated because of the
           -----
Executive's death during the Protected Period, the Company shall pay the Accrued Obligations to the Executive's estate or beneficiaries, as applicable, in a lump sum in cash within 30 days of the Date of Termination, shall timely pay or deliver any of the Other Benefits, and shall have no other severance obligations under this Agreement. For purposes of this Section 4(b), the term

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"Other Benefits" shall include without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and the Affiliated Companies to the estates and beneficiaries of peer executives of the Company and the Affiliated Companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the date of the Change of Control, or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect at any time after the date of the Change of Control generally with respect to peer executives of the Company and the Affiliated Companies and their beneficiaries.

     (c) Disability. If the Executive's employment is terminated because of the
         ----------
Executive's Disability during the Protected Period, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, shall timely pay or deliver any Other Benefits, and shall have no other severance obligations under this Agreement. For purposes of this
Section 4(c), the term "Other Benefits" shall include, without limitation, and the Executive shall be entitled to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and the Affiliated Companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to peer executives and their families at any time during the 120-day period immediately preceding the date of the Change of Control, or, if more favorable to the Executive and/or the Executive's family, as in effect at any time after the date of the Change of Control generally with respect to peer executives of the Company and the Affiliated Companies and their families.

     (d) Cause; Other than for Good Reason. If the Executive's employment is
         ---------------------------------
terminated for Cause during the Protected Period, the Company shall provide to the Executive the Base Salary through the Date of Termination and any Other Benefits, in each case, to the extent theretofore unpaid, and shall have no other severance obligations under this Agreement. If the Executive voluntarily terminates employment during the Protected Period, other than for Good Reason, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, shall timely pay or deliver any Other Benefits, and shall have no other severance obligations under this Agreement.

       5. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or
          -------------------------
limit the Executive's continuing or future participation in any Other Plan for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any Other Agreement. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any Other Plan or any Other Agreement shall be payable in accordance with such Other Plan or Other Agreement, except as explicitly modified by this Agreement. Notwithstanding the foregoing, if the Executive receives payments and benefits pursuant to Section 4(a), then (a) the Executive shall not be entitled to any severance pay or benefits under any severance plan, program or policy of the Company and the Affiliated Companies, unless otherwise specifically provided therein in a specific reference to this Agreement, and (b) the Executive shall not be treated as having any additional years of service or age for purposes of any Other Plan or Other Agreement by virtue of receiving such payments and benefits, unless such Other Plan or Other Agreement specifically so provides.

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       6. Full Settlement; Legal Fees. The Company's obligation to make the
          ---------------------------
payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company or any Affiliated Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and, except as specifically provided in Section 4(a)(2), such amounts shall not be reduced, regardless of whether the Executive obtains other employment. The Company agrees to pay as incurred, within 10 days following the Company's receipt of an invoice from the Executive, to the full extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (whether such contest is between the Company and the Executive or between either of them and any third party, and including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus, in each case, interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code; provided, that the Company shall not be required to pay any fees or expenses charged by any accounting or consulting firm to perform calculations or make determinations required to be carried out by the Accounting Firm pursuant to
Section 7.

       7. Certain Additional Payments by the Company. (a) If any Payment is
          ------------------------------------------
subject to the Excise Tax, then the Company shall pay the Executive a Gross-Up Payment (regardless of whether the Executive's employment has terminated). Notwithstanding the foregoing, if the Parachute Value of all Payments does not exceed 110% of the Safe Harbor Amount, then the Company shall not pay the Executive a Gross-Up Payment, and the Payments due under this Agreement shall be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount; provided, that if even after all Payments due hereunder are reduced to zero, the Parachute Value of all Payments would still exceed the Safe Harbor Amount, then no reduction of any Payments shall be made. The reduction of the Payments due hereunder, if applicable, shall be made by first reducing the payments under Section 4(a)(1)(B), unless an alternative method of reduction is elected by the Executive, and in any event shall be made in such a manner as to maximize the economic present value of all Payments actually made to the Executive, determined by the Accounting Firm as of the date of the change of control for purposes of Section 280G of the Code using the discount rate required by Section 280G(d)(4) of the Code.

       (b) All determinations required to be made under this Section 7, including whether and when Gross-Up Payments are required and the amount of such Gross-Up Payments, whether and in what manner any Payments are to be reduced pursuant to the second sentence of Section 7(a), and the assumptions to be utilized in arriving at such determinations, shall be made by the Accounting Firm, and shall be binding upon the Company and the Executive, except to the extent the Internal Revenue Service or a court of competent jurisdiction makes a final and binding determination inconsistent therewith. The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days after receiving notice from the Executive that there has been a Payment or such earlier time as may be requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment that becomes due pursuant to this Section 7 shall be paid by the Company to the Executive within five days of the receipt of the Accounting

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Firm's determination, or, if later, at least 20 business days before the
Executive is obligated to pay the related Excise Tax. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (an "Underpayment"). In the event the Accounting Firm determines that there has been an Underpayment or the Executive is required to make a payment of any Excise Tax as a result of a claim described in Section 7(c), then the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

       (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable, but no later than 10 business days after the Executive is informed in writing of such claim. The Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that the Company desires to contest such claim, the Executive shall:

       (1) give the Company any information reasonably requested by the Company relating to such claim,

       (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

       (3) cooperate with the Company in good faith in order effectively to contest such claim, and

       (4) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Executive harmless, on an After-Tax basis, for any Excise Tax or Taxes imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either direct the Executive to pay the Taxes claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company directs the Executive

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to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an After-Tax basis, from any Excise Tax or Taxes imposed with respect to such advance or with respect to any imputed income in connection with such advance; and provided, further, that any extension of the relevant statute of limitations is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

       (d) If, at any time after receiving a Gross-Up Payment or an advance pursuant to Section 7(c), the Executive receives any refund of the associated Excise Tax, the Executive shall (subject to the Company's having complied with the requirements of Section 7(c), if applicable) promptly pay to the Company the amount of such refund, together with any interest paid or credited thereon net of all Taxes applicable thereto. If, after the Executive receives an advance pursuant to Section 7(c), a determination is made that the Executive is not entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid, and the amount of any Gross-Up Payment owed to the Executive shall be reduced (but not below zero) by the amount of such advance.

       (e) Notwithstanding any other provision of this Section 7, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Gross-Up Payment, and the Executive hereby consents to such withholding.

       8. Confidential Information. (a) The Executive shall use the Executive's
          ------------------------
best efforts and diligence both during and after employment by the Company and the Affiliated Companies to protect the confidential, trade secret and/or proprietary character of all Confidential Information. The Executive shall not, directly or indirectly, use (for the Executive or another) or disclose any Confidential Information, for so long as it shall remain proprietary or protectible as confidential or trade secret information, except as may be necessary for the performance of the Executive's duties with the Company and the Affiliated Companies. The Executive shall promptly deliver to the Company, at the termination of the Executive's employment, or at any other time at the Company's request, without retaining any copies, all documents and other material in the Executive's possession relating, directly or indirectly, to any Confidential Information.

       (b) Each of the Executive's obligations in this Section 8 shall also apply to the confidential, trade secret and proprietary information learned or acquired by the Executive during the Executive's employment from others with whom the Company or any Affiliated Company has a business relationship. The Executive understands that the Executive is not to disclose to the Company or any Affiliated Company, or use for its benefit, any of the confidential, trade secret or proprietary information of others, including any of the Executive's former employers.

       (c) In no event shall an asserted violation of the provisions of this
Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

       9. Successors. (a) This Agreement is personal to the Executive, and,
          ----------
without the prior written consent of the Company shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

       (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Except as provided in Section 9(c), without the prior written consent of the Executive, this Agreement shall not be assignable by the Company.

       (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

       10. Miscellaneous. (a) This Agreement shall be governed by and construed
           -------------
in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified other than by a written agreement that is specifically identified as an amendment of this Agreement and executed by the Executive and by an authorized officer of the Company in a single instrument.

       (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Executive:
       -------------------

               800 North Lindbergh Boulevard
               St. Louis, Missouri  63167

       If to the Company:
       -----------------

               800 North Lindbergh Boulevard
               St. Louis, Missouri  63167

               Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

       (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       (d) The Company may withhold from any amounts payable under this Agreement such Taxes as shall be required to be withheld pursuant to any applicable law or regulation.

       (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including without limitation the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

       11. Certain Definitions. The following terms shall have the meanings set
           -------------------
forth below for purposes of this Agreement.

          "Accounting Firm" means the certified public accounting firm that was serving as the Company's auditors immediately before the date of the Change of Control.

          "Accrued Obligations" has the meaning set forth in Section 4(a)(1)(A).

          "Affiliated Company" means any company controlled by the Company.

          "After-Tax" means after taking into account all applicable Taxes and Excise Tax.

          "Agreement" is defined in the first paragraph of the Agreement.

          "Annual Base Salary Amount" has the meaning set forth in Section 2(b)(1).

          "Annual Bonus" has the meaning set forth in Section 2(b)(2).

          "Average Pre-Change-of-Control Annual Bonus" means a bonus amount based upon the Executive's average annual bonuses earned for fiscal years beginning before the date of the Change of Control under the Company's annual incentive program as in effect from time to time and under the Monsanto Annual Incentive Program to the extent the Executive has participated therein for 2000 and prior years, calculated as follows. If, as of the date of the Change of Control, the Executive has been employed by the Company and the Affiliated Companies and Pharmacia Corporation (formerly known as Monsanto Company) and its subsidiaries for at least the most recent three full fiscal years ending on or before the date of the Change of Control, and was eligible to earn an annual bonus under such programs for each such fiscal year, then the Average Pre-Change-of-Control Annual Bonus means the average of the annual bonuses earned by the Executive for each of such fiscal years. If, as of the date of the Change of Control, the Executive has been employed by the Company and the Affiliated Companies and Pharmacia Corporation and its subsidiaries for less than the most recent three full fiscal years ending on or before the date of the Change of Control, or was not eligible to earn an annual bonus under such programs for each such fiscal year, then the Average Pre-Change-of-Control Annual Bonus means the average of the annual bonuses earned by the Executive for each of such fiscal years for which the Executive was eligible to earn such an annual bonus. If the Executive was eligible to earn such an annual bonus for any fiscal year, but did not in fact earn such an annual bonus, then the Executive's annual bonus for such fiscal year shall be deemed to be zero for purposes of determining the Average Pre-Change-of-Control Annual

Bonus. If the Executive earned an annual bonus under such programs for a period of less than 12 months, the amount of such annual bonus shall be annualized for purposes of determining the Average Pre-Change-of-Control Annual Bonus. Finally, if the Executive was not eligible to earn such an annual bonus for any fiscal year ending on or before the date of the Change of Control, then the Average Pre-Change-of-Control Annual Bonus shall be deemed to equal the Executive's target annual bonus as in effect immediately before the date of the Change of Control.

          "Base Salary" has the meaning set forth in Section 2(b)(1).

          "Board" has the meaning set forth in the second paragraph of this Agreement.

          "Cause" means (a) the Executive's willful and continued failure to perform substantially the Executive's duties as contemplated by Section 2(a)(1)(A) (except as a result of the Executive's incapacity due to physical or mental illness or injury, or following the Executive's delivery of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Executive by the Board [or the Chief Executive Officer of the Company] which specifically identifies the manner in which the Board [or Chief Executive Officer] believes that the Executive has not substantially performed the Executive's duties, or (b) the Executive's willful engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. For purposes of this definition, no act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board [or upon the instructions of the Chief Executive Officer of the Company] [or a senior officer of the Company] or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. [Alternate versions depending upon the Executive's position.]

          "Change of Control" means the happening of any of the events described in sub-sections (a) through (d) below, if immediately following such event, Pharmacia Corporation ("Pharmacia") beneficially owns a majority of the then-outstanding shares of common stock of the Company, and the happening of any of the events described in subsections (e) through (h) below, if immediately following such event, Pharmacia does not beneficially own a majority of the then-outstanding shares of common stock of the Company:

          (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (1) the then-outstanding shares of common stock of Pharmacia (the "Outstanding Pharmacia Common Stock") or (2) the combined voting power of the then-outstanding voting securities of Pharmacia entitled to vote generally in the election of directors (the "Outstanding Pharmacia Voting Securities"); provided, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from Pharmacia; (B) any acquisition by the Company, Pharmacia, or a Subsidiary of either of them; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, Pharmacia, or a Subsidi-ary of either of them; or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (c) of this definition;

          (b) individuals who, as of the date of the initial public offering of the Shares, constitute the Board of Directors of Pharmacia (the "Incumbent Pharmacia Board"), cease for any reason to constitute at least a majority of the Pharmacia Board; provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Pharmacia's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Pharmacia Board shall be considered as though such individual were a member of the Incumbent Pharmacia Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Pharmacia;

          (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Pharmacia or the acquisition of assets or stock of another corporation (a "Pharmacia Business Combination"), in each case, unless, following such Pharmacia Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Pharmacia Common Stock and Outstanding Pharmacia Voting Securities immediately prior to such Pharmacia Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Pharmacia Business Combination (including without limitation a corporation that as a result of such transaction owns Pharmacia or all or substantially all of Pharmacia's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Pharmacia Business Combination of the Outstanding Pharmacia Common Stock and Outstanding Pharmacia Voting Securities, as the case may be, (2) no Person (excluding the Company, Pharmacia, a Subsidiary of either of them, any corporation resulting from such Pharmacia Business Combination or any employee benefit plan (or related trust) thereof) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Pharmacia Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Pharmacia Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Pharmacia Business Combination were members of the Incumbent Pharmacia Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of Pharmacia, providing for such Pharmacia Business Combination;

          (d) approval by the stockholders of Pharmacia of a complete liquidation or dissolution of Pharmacia;

          (e) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (1) the Requisite Common

     Percentage (as defined herein) of the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the Requisite Voting Percentage (as defined herein) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, that for purposes of this subsection (e), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company or a Subsidiary of the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary of the Company; or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (g) of this definition;

          (f) individuals who, as of the date of the initial public offering of the common stock of the Company, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (g) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company, a Subsidiary of the Company, any corporation resulting from a Business Combination or any employee benefit plan (or related trust) thereof) beneficially owns, directly or indirectly, the Requisite Common Percentage of the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the Requisite Voting Percentage of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of such corporation, except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent

     Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

          (h) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" has the meaning set forth in the first paragraph of this Agreement, and shall include any successor to the Company pursuant to Section 9(c).

          "Confidential Information" means (a) all technical and business information of the Company and the Affiliated Companies, whether patentable or not, which is of a confidential, trade secret and/or proprietary character and that is either developed by the Executive (alone or with others) or to which the Executive has had access during the Executive's employment, (b) all confidential evaluations, and (c) the confidential use or non-use by the Company or any Affiliated Company of technical or business information in the public domain.

          "Date of Termination" means (a) if the Executive's employment is terminated by the Company for Cause or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified in the Notice of Termination (but not later than 30 days after the giving of such notice), as the case may be, (b) if the Executive's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination, and (c) if the Executive's employment is terminated by reason of death or Disability, the date on which the Executive's termination becomes effective pursuant to Section 3(a).

          "Disability" means the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness or injury that is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          "Employment Agreement" means any employment agreement between the Company or any of the Affiliated Companies that may hereafter be entered into[, including without limitation the Employment Agreement dated _____, 199_ between the Executive and Pharmacia, Inc. (previously known as Monsanto Company)].

          "Executive" has the meaning set forth in the first paragraph of this Agreement.

          "Excise Tax" means the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

          "Good Reason" means (a) any change affecting the position of the Executive (whether resulting from a transfer of the Executive to another position, a change in the Company's business, or any other event) such that the Executive no longer has a position substantially equivalent to the Executive's position as contemplated by Section 2(a) for which the Executive is qualified by education, training and experience, other than an isolated, insubstantial and inadvertent change not taken in bad faith that is remedied by the Company promptly after receipt of notice thereof given by the Executive; (b) any failure by the Company to comply with any of the provisions of Section 2(b), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that is remedied by the Company promptly after receipt of notice thereof given by the Executive; (c) the Company's requiring the Executive (1) to be based at any office or location other than as provided in Section 2(a)(1)(B), (2) to be based at a location other than the principal executive offices of the Company if the Executive was employed at such location immediately preceding the date of the Change of Control, or (3) to travel on Company business to a substantially greater extent than required immediately prior to the date of the Change of Control; provided, that if the Executive is on international assignment on the date of the Change of Control, a relocation that results from the Executive's being repatriated pursuant to the terms of his international assignment agreement as in effect before the date of the Change of Control shall not be "Good Reason"; (d) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or (e) any failure by the Company to comply with and satisfy Section 9(c).

          "Gross-Up Payment" means an amount such that, after payment by the Executive of all Taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          "Individual SERP" means individual agreements between the Executive and the Company or the Affiliated Companies regarding the provisions of supplemental retirement benefits such as (but not limited to) post-retirement income and/or welfare benefits.

          "Notice of Termination" means a written notice of the termination of the Executive's employment that (a) indicates the specific termination provision in this Agreement relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and
(c) specifies the Date of Termination (which shall be not earlier than the date such notice is given and not later than 30 days thereafter).

          "Other Agreement" means any contract or agreement between the Company or any of the Affiliated Companies and the Executive, excluding any Employment Agreement and this Agreement and including without limitation any Individual SERP [and the Phantom Share Agreement dated as of ______, 2000 among the Executive, the Company and Pharmacia Corporation].

          "Other Benefits" means any amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any Other Plan or Other Agreement.

          "Other Plan" means any plan, program, policy or practice provided by the Company or any of the Affiliated Companies, excluding this Agreement, any Employment Agreement and any Other Agreements.

          "Parachute Value" of a Payment means the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a "parachute payment" under Section 280G(b)(2) of the Code, as determined by the

Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

          "Payment" shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement or otherwise.

          "Protected Period" has the meaning set forth in the first sentence of
Section 2.

          "Release" has the meaning set forth in Section 4(a).

          "Requisite Common Percentage" means, as of any given time, a percentage equal to or greater than the higher of (A) 20 percent and (B) the percentage of the then-outstanding shares of common stock of the Company then beneficially owned by Pharmacia.

          "Requisite Voting Percentage" means, as of any given time, a percentage equal to or greater than the higher of (A) 20 percent and (B) the percentage of the voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors then beneficially owned by Pharmacia.

          "Retiree Welfare Benefits" means retiree benefits pursuant to any of the Specified Welfare Benefits.

          "Retirement Plan" means the Monsanto Company Pension Plan and any successor thereto, and any other qualified defined benefit retirement plans of the Company and the Affiliated Companies, in each case to the extent the Executive was entitled to participate therein immediately before the Date of Termination.

          "Safe Harbor Amount" means 2.99 times the Executive's "base amount," within the meaning of Section 280G(b)(3) of the Code.

          "Savings Plans" means the Monsanto Company Savings and Investment Plan and Savings and Investment Parity Plan and any successors thereto, and any other qualified defined contribution plans of the Company and the Affiliated Companies, in each case, to the extent the Executive was entitled to participate therein immediately before the Date of Termination.

          "SERP" means the Monsanto Company ERISA Parity Pension Plan, the Monsanto Company Supplemental Retirement Plan, and any successors thereto, and any other "top hat," excess or supplemental defined benefit retirement plans of the Company and the Affiliated Companies, in each case to the extent the Executive is entitled to participate therein immediately before the Date of Termination.

          "SERP Letter" means [insert reference to individual SERP letter, if any, to which the Executive is a party].

          "Severance Annual Bonus Amount" means the higher of (a) the Average Pre-Change-of-Control Annual Bonus and (b) the most recent Annual Bonus paid or payable to the Executive pursuant to Section 2(b)(2) after the date of the Change of Control, if any.

          "Severance Period" means the period of [three] [two] years beginning on the Date of Termination.

          "Specified Welfare Benefits" means medical, prescription drug, dental, vision, disability and life insurance benefits that are substantially comparable to those that would have been provided to the Executive and the Executive's family pursuant to Section 2(b)(4), if the Executive had remained employed by the Company during the Severance Period. Specified Welfare Benefits shall not include the benefit of making pre-tax contributions to any cafeteria or flexible spending plan.

          "Subsidiary" of any entity means any corporation, partnership, joint venture, limited liability company, or other entity or enterprise of which the first entity owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors, or of comparable equity participation and voting power.

          "Taxes" means all federal, state, local and foreign income, excise, social security and other taxes, other than the Excise Tax, and any associated interest and penalties.

          "Term of this Agreement" means the period beginning on the date of the initial public offering of the common stock of the Company and ending on June 30, 2001; provided, however, that beginning on June 30, 2001, and on each June 30 thereafter, the Term of this Agreement shall be automatically extended so as to terminate on the first anniversary of such June 30, unless the Company shall give notice to the Executive before the immediately preceding May 1 that the Term of this Agreement shall not be so extended.

          "Underpayment" has the meaning set forth in Section 7(b).

          IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.




                                                -----------------------------
                                                     [name of Executive]


                                                MONSANTO COMPANY


                                                By:
                                                   --------------------------
                                                   Name:
                                                   Title:

                                   Exhibit A

                                Form of Release



THIS RELEASE MUST BE SIGNED AND RETURNED BY _________, 2000. YOU MAY NOT MAKE ANY CHANGES TO THIS FORM.


Monsanto Company, on its own behalf and on behalf of its subsidiaries, affiliates, successors and predecessors (collectively, the "Company"), and I agree as follows:

(a) Consideration: I will receive the severance pay and benefits provided for in Section 4(a) of the attached Employment Agreement in exchange for this Release.

(b) Employment Termination: My employment with the Company has ended and I agree never to seek employment with the Company or its affiliates in the future.

(c) Claims Released: I represent that I have not been the victim of age discrimination or any other type of discrimination or wrongful act in connection with my employment with the Company. Consistent with this, I release the Company, its current and former subsidiaries and affiliates, and their employees or agents and related parties from all known or unknown claims, if any, that I presently could have arising out of my employment with the Company or the termination of my employment, except (1) Age Discrimination in Employment Act claims, of which I have none, (2) claims for payments and benefits to which I am entitled under the attached Change of Control Agreement and (3) claims for the Other Benefits (as defined in the attached Employment Agreement) identified on
Schedule I hereto.

(d) Promise Not to File Claims: I promise never to file any lawsuit based on a released claim and I will withdraw with prejudice any such lawsuit that may already be pending. I promise never to seek any damages, remedies, or other relief for myself personally (any right to which I hereby waive) by prosecuting a charge with any administrative agency with respect to any claim released by this Release.

READ THIS RELEASE, AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. YOU WILL HAVE __ DAYS IN WHICH TO CONSIDER IT. THIS RELEASE INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS. IF YOU WISH, YOU SHOULD CONSULT YOUR ATTORNEY (AT YOUR OWN EXPENSE).

I have carefully read this Release, I fully understand what it means, and I am entering into it voluntarily.


_______________                      _______________________________________
Date                                 Signature



                                     _______________________________________
                                     Printed Name